EXHIBIT 10.2
                                                                    ------------


                             FIRST AMENDMENT TO THE

                           SECOND AMENDED AND RESTATED

                       MASTER TRADEMARK LICENSE AGREEMENT

                                     BETWEEN

                     SIGNAL INVESTMENT & MANAGEMENT COMPANY

                                       AND

                                  CHATTEM, INC.


                  This First Amendment to the Second Amended and Restated Master Trademark License Agreement is made and entered into by and between Signal Investment & Management Co., a Delaware corporation ("Signal"), having its principal place of business at Suite 1300, 1105 Market Street, Wilmington, Delaware 19890, and Chattem, Inc., a Tennessee corporation ("Chattem"), having its principal place of business located at 1715 W. 38th Street, Chattanooga, Tennessee 37409, effective as of ____________, 2003.

                  WHEREAS, Signal and Chattem entered into that certain Second Amended and Restated Master Trademark License Agreement effective as of March 22, 2002 (the "Master Trademark License Agreement"), pursuant to which Signal licenses to Chattem certain trademark rights; and

                  WHEREAS, Signal and Chattem desire to amend the Master Trademark License Agreement as provided hereinafter.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

                  1. Section 4.1 of the Master Trademark License Agreement shall be deleted in its entirety and in lieu thereof shall be inserted the following:

                           4.1 Royalty. Licensee and its sublicensed
         Subsidiaries shall pay to Licensor a fifteen and two-tenths percent (15.2%) royalty on Net Sales of all Products sold under the Trademarks (the "Royalty"). The Royalty shall be payable quarterly within 45 days of the end of each of the Licensee's fiscal quarters.

                  2. Section 4.2 of the Master Trademark License Agreement shall be deleted in its entirety and in lieu thereof shall be inserted the following:

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                           4.1 Sales by Subsidiaries. In the event that Licensee
         grants a sublicense to any Subsidiary, Licensee agrees to pay the fifteen and two-tenths percent (15.2%) Royalty due under Section 4.1 on all Net Sales of Products by such Subsidiary.

                  3. Except as expressly set forth herein, this First Amendment shall not amend or otherwise modify the terms and conditions of the Master Trademark License Agreement, which shall remain in full force and effect.

                  IN WITNESS WHEREOF, Licensor and Licensee have caused this First Amendment to be signed in Wilmington, Delaware, effective as of the date first above written.

                                  SIGNAL INVESTMENT & MANAGEMENT CO.

                                  By:_______________________________________
                                        A. Alexander Taylor II, President


                                  CHATTEM, INC.

                                  By:_______________________________________
                                        A. Alexander Taylor, II, President and
                                        Chief Operating Officer